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                                                                     Exhibit 8.1



                    [Letterhead of Willkie Farr & Gallagher]

February 25, 2002



RenaissanceRe Holdings Ltd.
Renaissance House
8-12 East Broadway
Pembroke HM 19 Bermuda

RenaissanceRe Capital Trust II
Bankers Trust (Delaware)
1011 Centre Rd., Suite 200
Wilmington, DE 19805-1266

Ladies and Gentlemen:

We are delivering this opinion in connection with the Registration Statement on Form S-3 (as it may be amended from time to time, the "Registration Statement") filed by RenaissanceRe Holdings Ltd. (the "Company") and RenaissanceRe Capital Trust II (the "Capital Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering by the Company and the Capital Trust of up to $500,000,000 of the Company's and the Capital Trust's securities.

We have reviewed the Registration Statement and have considered such aspects of United States law as we have deemed relevant for purposes of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that the statements in the Company's Current Report on Form 8-K filed on April 23, 2001 under the heading "U.S. taxing authorities could contend that our Bermuda subsidiaries are subject to U.S. corporate income tax" and incorporated by reference into the Registration Statement, insofar as such statements constitute a summary of the law or legal conclusions referred to therein, are accurate in all material aspects and fairly present the information called for with respect to such legal matters and legal conclusions and fairly summarize the legal matters referred to therein.

Except as set forth below, this opinion is for your use only and, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are
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RenaissanceRe Holdings Ltd.
February 25, 2002
Page 2



within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher